EXHIBIT 10.1

FIRST AMENDMENT TO THE
ARCTIC CAT INC. 2007 OMNIBUS STOCK AND INCENTIVE PLAN

August 7, 2009

RECITALS:

A.                                    The Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan (the “Plan”) was adopted by the Board of Directors of Arctic Cat Inc. (the “Company”) on June 20, 2007, and was approved by the shareholders of the Company on August 8, 2007.

B.                                    The shareholders of the Company amended the Plan on August 6, 2009 to increase the number of shares of Common Stock available for issuance under the Plan.

C.                                    The Board of Directors of the Company, upon recommendation of the Compensation Committee and the Governance Committee, amended the Plan on August 6, 2009 to modify the terms of the annual automatic option grants to non-employee directors of the Company and adopted this First Amendment to the Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan incorporating the amendments adopted by the shareholders and the Board of Directors.

AMENDMENT:

THEREFORE, the Plan is hereby amended as follows:

1.                                      Section 4(a) of the Plan is hereby amended to read as follows:

“(a)         Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 3,785,000.”

2.             The first paragraph of Section 6(d) of the Plan is hereby amended to read as follows:

“(d)         Directors Who Are Not Employees. Each person who is not an employee of the Company or its Subsidiaries and who is serving as a director of the Company on April 1 of each year, shall as of each April 1 automatically be granted an Option to purchase 11,000 shares of the Company’s Stock at an exercise price per share equal to 100% of the Fair Market Value of a share of the Company’s Stock on the date of the grant of the Option; provided that any such Director may decline receipt of said Option; provided, further, that any person who is not an employee of the Company or its Subsidiaries and who is appointed as a director of the Company by action of the Board after April 2 may, at the discretion of the Board, be granted an Option with such terms as the Board determines at the time of such appointment.  All such Options shall be designated as Non-Qualified Stock Options, shall include a three (3) year vesting requirement, and shall expire ten (10) years from the date of grant.”

3.                                      This First Amendment to the Arctic Cat 2007 Omnibus Stock and Incentive Plan shall be effective as of August 7, 2009.